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                                                                   EXHIBIT 12(b)


           UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY
                             AND AFFILIATE COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)


                                                                              Six Months Ended June 30,
                                                                              -------------------------
Millions of Dollars Except Ratios                                                 2000           1999
---------------------------------                                                 ----           ----
Earnings:
   Net Income..............................................................     $  478           $355
   Undistributed equity earnings...........................................         60            (19)
                                                                                ------           ----
   Total...................................................................        538            336
                                                                                ------           ----
Income Taxes...............................................................        270            175
                                                                                ------           ----
Fixed Charges:
   Interest expense including amortization of debt discount................        298            311
   Portion of rentals representing an interest factor......................         84             90
                                                                                ------           ----
   Total fixed charges.....................................................        382            401
                                                                                ------           ----
Earnings Available for Fixed Charges.......................................     $1,190           $912
                                                                                ------           ----
Ratio of earnings to fixed charges (Note 6)................................        3.1            2.3
                                                                                ------           ----